                                                                     Exhibit 4.6
                                 VIDAMED, INC.

                               PURCHASE AGREEMENT

     This Purchase Agreement (the "Agreement") is made as of November 16, 2000 (the "Agreement Date"), by and between VidaMed, Inc., a Delaware corporation (the "Company") with its principal office at 46107 Landing Parkway, Fremont, California 94538, and the purchasers set forth on Exhibit A hereto
                                                  ---------
(individually, a "Purchaser" and collectively, the "Purchasers").

                                    RECITALS

     WHEREAS, the Company desires to issue and sell to the Purchasers and the Purchasers desire to purchase from the Company, on the terms and subject to the conditions set forth in this Agreement, 4,425,000 shares of the Company's common stock, $0.001 par value (the "Common Stock"), at a purchase price of $2.00 per share for a total purchase price of $8,850,000.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   Section 1

                       PURCHASE AND SALE OF COMMON STOCK

     1.1  Purchase and Sale of Common Stock.  Subject to the terms and
          ---------------------------------
conditions of this Agreement, at the Closing (as defined below) each Purchaser, severally and not jointly, agrees to purchase from the Company, and the
Company agrees to issue and sell to such Purchaser, the number of shares (the "Shares") of Common Stock of the Company set forth opposite such Purchaser's name on Exhibit A hereto, at a purchase price (the "Purchase Price") of $2.00
        ---------
per share.

                                   Section 2

                             CLOSING DATE; DELIVERY

     2.1  Closing Date.  The completion of the purchase and sale of the Shares
          ------------
will be held at a location mutually agreeable to the parties on November 20, 2000 (the "Closing"). The date of the Closing is hereinafter referred to as the "Closing Date."

     2.2  Delivery.  At the Closing, the Company will deliver to each
          --------
Purchaser the certificates evidencing the Shares and an opinion of Oppenheimer Wolff & Donnelly LLP, counsel to the Company, in the form of Exhibit B. Such
                                                             ---------
delivery shall be against payment of the Purchase Price for the Shares by wire transfer of immediately available funds to the Company's bank account (in accordance with instructions furnished by the Company).

                                   Section 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchasers as follows:

     3.1  Organization and Standing.  The Company is a corporation duly
          -------------------------
organized and validly existing under the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. Other than as disclosed in the SEC Documents (as defined below), the Company has no subsidiaries or direct or indirect ownership in any firm, corporation or business which either individually or in the aggregate is material to the business of the Company. The Company is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which its ownership of property or conduct of business requires it to be so qualified and in which the failure to so qualify would have a material adverse effect on the financial condition or business of the Company and its subsidiaries, taken as a whole.

     3.2  Corporate Power; Authorization.  The Company has all requisite legal
          ------------------------------
and corporate power and authority and has taken all requisite corporate action to duly authorize, execute and deliver this Agreement, to sell and issue the Shares, and to carry out and perform all of its obligations under and contemplated by this Agreement. This Agreement has been duly executed and delivered by an authorized officer of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally, and (b) as limited by equitable principles generally (regardless of whether such enforceability is considered a proceeding in equity or at law).

     3.3  Issuance and Delivery.  The Shares have been duly authorized and, when
          ---------------------
issued and delivered in compliance with this Agreement, will be duly and validly issued and delivered and will be outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions other than any liens or encumbrances created by or imposed on the holders thereof through no action of the Company; provided, however, that the Shares will be subject to restrictions on transfer and state and federal securities laws and as provided herein. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. Except as provided in this Agreement (including Schedule 3.3 hereto), no stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement (as defined below)) to require the Company to register the sale of any shares owned by such holder under the Securities Act of 1933, as amended (the "Securities Act"), in the Registration Statement. Except as provided in Schedule 3.3, no further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

     3.4  SEC Documents; Financial Statements; Subsequent Events.  The Company
          ------------------------------------------------------
has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission ("SEC") during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates, all documents filed by the Company with the SEC (the "SEC Documents") complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act, as applicable and all rules and regulations thereunder. None of the SEC Documents contained, as of their respective dates, any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied (except as may be indicated thereon or in the notes thereto), and fairly present the financial position of the Company and any subsidiaries at the dates thereof and the results of the Company's operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal adjustments). The Company meets the registrant eligibility requirements for the use of Form S-3 contained in General Instructions I.A. of Form S-3 under the Securities Act.

     3.5  Governmental Consents.  No consent, approval, order or authorization
          ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement that has not been or will not be in a timely manner accomplished except for (a) the filing of a Form D with the SEC with respect to the issuance of the Shares, (b) the filing of a Nasdaq SmallCap Market Notification Form (pursuant to Rule 10b-17 promulgated under the Exchange Act) with the Nasdaq SmallCap Market, each of which will be filed in a timely manner, and (c) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares under applicable state laws, which filings and qualifications, if required, will be accomplished in a timely manner.

     3.6  Exempt Transactions.  Subject to the accuracy of the Purchasers'
          -------------------
representations and warranties in Section 4 of this Agreement, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

     3.7  No Material Adverse Change.  Since September 30, 2000, there have not
          --------------------------
been any materially adverse changes in the assets, liabilities, financial condition, business or operations of the Company from that reflected in the Financial Statements.

     3.8  Intellectual Property.  The Company owns or possesses adequate rights
          ---------------------
to use all patents, patent rights, inventions, trademarks, trade names, copyrights, licenses, governmental authorizations, trade secrets and know-how that are used or necessary for the conduct of its business as described in the SEC Documents; except as described in the SEC Documents, neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent right, invention, trademarks, trade names, copyrights, licenses, governmental authorizations, trade secret or know-how that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries, taken as a whole.

     3.9  Authorized Capital Stock.  The authorized capital stock of the Company
          ------------------------
consists of a total of 60,000,000 shares of Common Stock, 30,394,542 shares of which are issued and outstanding, and 5,000,000 shares of preferred stock, none of which are issued and outstanding. The Company has reserved 6,841,935 authorized but unissued shares of Common Stock for issuance pursuant to outstanding options, warrants and other commitments to acquire shares of Common Stock or securities or obligations convertible into or exchangeable for shares of Common Stock. The issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable; except as set forth on Schedule 3.9, no warrants, options or other rights to purchase, agreements or other obligation to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company. All of the above shares of the Company were issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase shares. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase any shares of the Company.

     3.10  Litigation.  There are no actions, suits, proceedings or
           ----------
investigations pending or, to the best of the Company's knowledge, threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the judgment of the Company) of an adverse decision that (a) would have a material adverse effect on the Company's properties or assets or the business of the Company as presently conducted, or (b) would impair the ability of the Company to perform in any material respect its obligations under this Agreement. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, individually or in the aggregate, would have a material adverse effect on the assets, properties or business of the Company and its subsidiaries, taken as a whole.

     3.11  Preemptive and Registration Rights.  There are no preemptive rights,
           ----------------------------------
rights of first refusal, repurchase rights or any other right of the Company or any third party as to the Shares which have not been satisfied or waived, and except as provided in this Agreement (including Schedule 3.11 hereto), the Company has not granted or agreed to grant any registration rights that would be applicable to the registration for resale of the Shares pursuant to the Registration Statement, as defined in and contemplated by Section 7.1 hereof, to any person or entity which have not been satisfied or waived.

     3.12  Compliance With Other Instruments.  The business and operations of
           ---------------------------------
the Company have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except for such violations of applicable laws, rules and regulations which would not, individually or in the aggregate, have a material adverse effect on the assets, properties, financial condition or business of the Company and its subsidiaries taken as a whole. Neither the execution and delivery of, nor the performance or compliance with, this Agreement and the transactions contemplated hereby, will, with or without the giving of notice or the passage of time, (a) result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or effected, except for such breach or default or the imposition of any such lien or encumbrance which, either individually or in the aggregate, would not have a material adverse effect on the assets, properties, financial condition or business of the Company, or (b) violate the Certificate of Incorporation or Bylaws of the Company, or any law, rule, regulation, judgment, order or decree. The Company is not in violation of its Certificate of Incorporation or Bylaws nor in violation of or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangements, except for such defaults which would not, individually or in the aggregate, have a material adverse effect on the assets, properties, financial condition or business of the Company and its subsidiaries taken as a whole, or subject to any restriction which would prohibit the Company from entering into or performing its obligations under the Agreement. The Company is not in violation of any of the listing requirements of the Nasdaq SmallCap Market.

     3.13  Brokers or Finders.  In connection with this transaction, no person,
           ------------------
firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against the Purchasers for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

     3.14  Compliance With Environmental Laws.  Except as disclosed in the SEC
           ----------------------------------
Documents, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. The Company does not have any material liability to any governmental authority or other third party arising under or as a result of any such past or existing statute, law or regulation.

     3.15  Contracts.  The contracts so described in the SEC Documents or
           ---------
incorporated by reference therein are in full force and effect on the date hereof, except for contracts the termination or expiration of which would, individually or in the aggregate, not have a material adverse effect on the business, properties or assets of the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries, nor to the Company's knowledge, any other party is in material breach of or default under any of such contracts.

     3.16  Properties.  The Company has good and marketable title to all the
           ----------
properties and assets reflected as owned in the latest Financial Statements included in the SEC Documents, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (a) those, if any, reflected in such Financial Statements or SEC Documents; (b) those which are not material in amount and do not adversely affect the use made and promised to be made of such property by the Company and its subsidiaries; or (c) those in favor of Transamerica Business Credit Corporation. The Company and any applicable subsidiary occupies its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company and the subsidiaries. Except as disclosed in the SEC Documents, the Company owns or leases all such properties as are necessary to its operations as now conducted.

     3.17  Compliance.  The Company has not been advised and has no reason to
           ----------
believe that either it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

     3.18  Taxes.  The Company and its subsidiaries have filed all necessary
           -----
federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or its subsidiaries which could materially and adversely affect the business, operations or properties of the Company and its subsidiaries.

     3.19  Transfer Taxes.  On the Closing Date, all stock transfer or other
           --------------
taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchasers hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with fully.

     3.20  Insurance.  Each of the Company and its subsidiaries maintains
           ---------
insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     3.21  Contributions.  Neither the Company nor any of its subsidiaries has,
           -------------
directly or indirectly, at any time during the last five years (a) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (b) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                                   Section 4

          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

     Each Purchaser, severally and for itself only, hereby represents and warrants to the Company as follows:

     4.1  Authorization.  The Purchaser has all requisite legal and corporate or
          -------------
other power and authority and has taken all requisite corporate or other action to duly authorize, execute and deliver this Agreement, to purchase the Shares to be purchased by it and to carry out and perform all of its obligations under this Agreement. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally and (b) as limited by equitable principles generally (regardless of whether such enforceability is considered a proceeding in equity or at law).

     4.2  Investment Experience; Accredited Investor.  The Purchaser is a
          ------------------------------------------
sophisticated investor and has experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that the Purchaser is capable of evaluating the merits and risks of the Purchaser's investment in the Company and has the capacity to protect the Purchaser's own interests. The Purchaser recognizes that an investment in the Company is highly speculative and involves significant risks (including those identified in the SEC Reports) including a complete loss of such investment. In addition, the Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D
under the Securities Act.    The Purchaser has no need for liquidity in the
investment in the Shares, is able to bear the substantial economic risk of an investment in the Shares for an indefinite period and could afford the complete loss of the Purchaser's investment in the Shares.

     4.3  Investment Intent.  The Purchaser is purchasing the Shares for its own
          -----------------
account as principal, and not as a nominee or agent, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. If the Purchaser is not a natural person, it was not formed solely for purposes of making this investment. The Purchaser understands that the offer and sale of the Shares have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom which exemptions may depend upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act, and the rules and regulations promulgated thereunder.

     4.4  Access to Data.  The Purchaser has read carefully and understands this
          --------------
Agreement and has consulted with the Purchaser's own attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for the Purchaser. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with its management and has had the opportunity to review the Company's facilities. The Purchaser also has had opportunity to ask questions of officers of the Company. The Purchaser's taking advantage of any such opportunity however, does not limit or modify the representations and warranties of the Company in Section 3 hereof or the right of the Purchaser to rely thereon.

     4.5  Registration or Exemption Requirements.  The Purchaser further
          --------------------------------------
acknowledges and understands that the Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. The Purchaser understands that the certificate(s) evidencing the Shares will be imprinted with a legend that prohibits the transfer of such shares unless (a) they are registered or such registration is not required, and (b) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

     4.6  Removal of Legend.  Any legend endorsed on a certificate pursuant to
          -----------------
this Agreement shall be removed, and the Company shall issue a certificate without such legend to the Purchaser, if such security is being disposed of pursuant to a registration statement under the Securities Act or pursuant to Rule 144 or any similar rule then in effect or if such holder provides the Company with an opinion of counsel satisfactory to the Company to the effect that such legend is no longer required.

                                   Section 5

               CONDITIONS TO THE PURCHASERS' OBLIGATION TO CLOSE

     The obligation of each Purchaser to purchase the Shares at the Closing is subject to the fulfillment as of the Closing Date of the following conditions, any of which may be waived in whole or in part by such Purchaser.

     5.1  Representations and Warranties.  The representations and warranties
          ------------------------------
made by the Company in Section 3 hereof shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date except to the extent any such representation specifically references an earlier date.

     5.2  Covenants.  All covenants, agreements and conditions contained in this
          ---------
Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

     5.3  Compliance Certificate.  The President or Chief Financial Officer of
          ----------------------
the Company shall have delivered to the Purchasers a certificate, dated as of the Closing Date, certifying that the conditions specified in Sections 5.1 and
5.2 have been fulfilled and stating that there have been no material adverse changes in the assets, liabilities, financial condition, business or operations of the Company from that reflected in the Financial Statements.

     5.4  Stock Certificates.  As soon as reasonably practicable after receipt
          ------------------
of the required consideration, the Company shall have delivered to each Purchaser's representative, stock certificates representing the proper number of shares.

     5.5  Legal Opinion of Company Counsel.  Oppenheimer Wolff & Donnelly LLP,
          --------------------------------
counsel to the Company, shall have delivered a legal opinion, addressed to the Purchasers, in the form attached as Exhibit B hereto.
                                    ---------

     5.6  Listing.  Listing and trading of the Common Stock on the Nasdaq
          -------
SmallCap Market shall not have been suspended by the SEC or the Nasdaq SmallCap Market.

     5.7  Proceedings and Documents; Legal Matters.  All corporate and other
          ----------------------------------------
proceedings in connection with the transactions contemplated at the Closing, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Purchasers. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby and thereby, shall be reasonably approved by the Purchasers on advice of counsel.

     5.8  Closing Date.  The Closing shall have occurred on or prior to
          ------------
November 17, 2000.

                                   Section 6

                        CONDITIONS TO CLOSING OF COMPANY

     The Company's obligation to sell and issue the Shares at the Closing to a Purchaser is subject to the fulfillment or waiver of the following conditions:

     6.1  Representations and Warranties.  The representations and warranties
          ------------------------------
made by such Purchaser in Section 4 hereof shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date except to the extent any such representation specifically references an earlier date.

     6.2  Covenants.  All covenants, agreements and conditions contained in this
          ---------
Agreement to be performed by such Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

     6.3  Proceedings and Documents; Legal Matters.  All corporate and other
          ----------------------------------------
proceedings in connection with the transactions contemplated at the Closing, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Company. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby and thereby, shall be reasonably approved by the Company on advice of counsel.

     6.4  Closing Date.  The Closing shall have occurred on or prior to
          ------------
November 17, 2000.

                                   Section 7

                     REGISTRATION COVENANTS OF THE COMPANY

     The Company hereby covenants and agrees as follows:

     7.1  Certain Definitions.  As used in this Section 7, the following terms
          -------------------
shall have the following meanings:

     (a)  "Effectiveness Period" shall begin upon the effective date of a
           --------------------
Registration Statement and end on the earlier of (i) completion of the distribution described in the Registration Statement or (ii) with respect to any Holder, such time as all Registrable Securities held by such Holder may be sold in compliance with Rule 144 within any three-month period.

     (b)  "Holder" shall mean a Purchaser and any transferee or subsequent
           ------
transferee of at least 20% of the Registrable Securities originally issued to such Purchaser (other than a transferee who purchases the Registrable Securities in a sale effected pursuant to any Registration Statement or pursuant to Rule 144) provided that the Purchaser has assigned its rights under this Agreement to such transferee, directly or indirectly, such transferee has assumed the obligations of a Holder hereunder and a copy of such written assignment and assumption is provided to the Company.

     (c)  "Indemnified Party" and "Indemnifying Party" shall be as defined in
           -----------------       ------------------
Section 7.7.

     (d)  "Losses" shall be as defined in Section 7.7.
           ------

     (e)  "Prospectus" shall mean the prospectus included in any Registration
           ----------
Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, including, without limitation, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     (f)  "Register," "registered" and "registration" shall refer to a
           --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     (g)  "Registrable Securities" shall mean the Shares and any other security
           ----------------------
of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Shares; provided, however, that Registrable Securities shall not include any such Shares (i) that have been sold by a Holder under an effective Registration Statement or under Rule 144, (ii) held by a transferee that does not become a Holder as defined in Section 7.1(b), or (iii) that are eligible for sale under Rule 144(k).

     (h)  "Registration Statement" shall mean any registration statement of the
           ----------------------
Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     (i)  "Rule 144" shall mean Rule 144, as promulgated by the SEC under the
           --------
Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

     (j)  "Rule 158" shall mean Rule 158, as promulgated by the SEC under the
           --------
Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

     (k)  "Rule 424" shall mean Rule 424 as promulgated by the SEC under the
           --------
Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

     (l)  "Rule 429" shall mean Rule 429 as promulgated by the SEC under the
           --------
Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

     (m)  "Violation" shall be as defined in Section 7.7.
           ---------

     7.2  Registration Requirement.  Within 20 days following the Closing, the
          ------------------------
Company shall prepare and file a Registration Statement with the SEC under the Securities Act to register the resale of the Registrable Securities by the Holders, and the Company shall use its best efforts to secure the effectiveness of such Registration Statement within 90 days following the Closing. The Prospectus shall include all information which would currently be required in a prospectus relating to the Company's securities (to the extent not yet sold) covered by that certain Registration Statement on Form S-3, SEC file number 333-95321 filed on January 25, 2000, as permitted by Rule 429.

     7.3  Registration Procedures.  In connection with the Company's
          -----------------------
registration obligations under Section 7.2 hereof, the Company shall effect such registration to permit the sale of the Registrable Securities in accordance with the method or methods of disposition thereof as previously provided to the Company, and pursuant thereto the Company shall as expeditiously as reasonably practicable:

     (a) Before filing any Registration Statement or Prospectus (other than documents that would be incorporated or deemed to be incorporated therein by reference and that the Company is required by applicable securities laws or stock exchange or quotation system requirements to file), furnish to the Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and their counsel, if any, and the Company shall not file any such Registration Statement or any Prospectus (other than such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein and that the Company is required by applicable securities laws or stock exchange or quotation system requirements to file) to which the Holders of a majority of the shares covered by such Registration Statement shall reasonably object on a timely basis. In the event of any such objection, the Holders shall provide the Company with any requested revisions to such prospectus or supplement within two (2) business days of such objection.

     (b) Prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be amended or supplemented by any required Prospectus amendment or supplement, and as so amended or supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such Registration Statement during the applicable period in accordance with the methods of disposition intended by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

     (c) Notify the Holders promptly, and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the existence of any fact or the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

     (d) Use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction within the United States, at the earliest reasonably practicable time.

     (e) (i) Promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Company and the Holders of a majority of such shares agree should be included therein as required by applicable law, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to any Registration Statement consistent with clause (i) or (ii) above; provided, that the Company shall not be required to take any actions under this paragraph that are not, in the opinion of counsel for the Company, in compliance with applicable law.

     (f) Furnish to each Holder and its counsel, if any, upon written request and without charge to such Holder, at least one conformed copy of the Registration Statement or Statements and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such Holder or counsel).

     (g) Deliver to each Holder and its counsel, if any, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

     (h) Use best efforts to register and qualify the Registrable Securities under (or obtain exemption from) the securities or blue sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing; use best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and use best efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

     (i) Within five (5) business days following the occurrence of any event contemplated by paragraphs 7.3(c)(iv) or 7.3(c)(v) above, prepare and file with the SEC a supplement or post-effective amendment to each Registration Statement or an amendment or supplement to the related Prospectus or any document incorporated therein by reference or file any other required document (such as a Current Report on Form 8-K) so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (j) If necessary in connection with a disposition of Registrable Securities, make available for inspection, at the offices where normally kept during reasonable business hours, by a representative of any Holder, any underwriter participating in any distribution pursuant to the Registration Statement and any attorney or accountant retained by such Holder or underwriter, financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as they may reasonably request, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, attorney or accountant in connection with such disposition; provided, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents shall be kept confidential by such Persons, and such Persons shall so agree in writing.

     (k) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover said 12-month period.

     (l) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Registration Statement and cooperate with the Holders and transfer agent and registrar to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold by the Holders and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as a Holder may request.

     (m) Cause the Shares to be listed on the Nasdaq SmallCap Market as soon as practicable following the Closing and in any event no later than the date the Registration Statement is declared effective, maintain such listing of the Shares so long as the Purchasers own any of the Shares, and if the Company becomes eligible for listing on the Nasdaq National Market and believes in good faith that it will be able to maintain listing of its Common Stock on the Nasdaq National Market, cause the Shares to be listed on the Nasdaq National Market and, in connection therewith, to the extent applicable, to make any required filings under the Exchange Act and to have such filings declared effective thereunder.

     (n) Enter into and perform its obligations under such customary agreements, including underwriting agreements in customary form, and take all other actions that the Holders reasonably request in order to expedite or facilitate the disposition of the Registrable Securities.

     (o) At the request of the Holders, furnish to the Holders and the underwriters, if any, (i) a letter from the Company's independent certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holders and the underwriters, if any; and (ii) an opinion from counsel representing the Company for purposes of the Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the Holders and the underwriters, if any.

     In connection with the disclosures in a Registration Statement, as required under the Securities Act, the Company may require a Holder, and each Holder agrees, to furnish to the Company in writing such information regarding the distribution of the Registrable Securities covered by such Registration Statement as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Holder if such Holder unreasonably fails to furnish such information in writing within a reasonable time after receiving such request. Each Holder agrees promptly to furnish to the Company all information required to be disclosed in such Registration Statement in order to make the information previously furnished to the Company by such Holder not misleading. No Holder of Registrable Securities shall be entitled to liquidated damages pursuant to
Section 7.6 hereof unless and until such Holder shall have provided all such information. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the required information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

     Each Holder agrees that, upon receipt of any notice from the Company of the happening of (i) any event of the kind described in paragraphs 7.3(c)(ii), 7.3(c)(iii), 7.3(c)(iv) or 7.3(c)(v) hereof, or (ii) a determination by the Company's Board of Directors that it is advisable to suspend use of the Prospectus for a discrete period of time due to pending corporate developments such as negotiation of a material transaction which the Company in its sole discretion after consultation with legal counsel, determines it would be obligated to disclose in the Registration Statement, which disclosure the Company believes would be premature or otherwise inadvisable at such time or would have a material adverse effect on the Company and its stockholders, such Holder will forthwith discontinue disposition of such Registrable Securities covered by the applicable Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph 7.3(i) hereof, or until such Holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. The period of time in which the use of a Prospectus or Registration Statement is so suspended shall be referred to as a "Black-Out Period." The Company agrees to so advise such Holder promptly of the commencement and termination of any such Black-Out Period, and the Purchasers agree to keep the fact of such Black-Out Period, confidential. The Company shall not impose a Black-Out Period under this paragraph of Section 7.3 for more than 30 consecutive days and not more than twice in any given year. Any period for which use of a Prospectus or Registration Statement is suspended under this paragraph of Section 7.3 shall be added to the time for which the Company is required to maintain the effectiveness of such Registration Statement, including the Prospectus constituting a part thereof, under Section 7.3(b).

     7.4  Registration Expenses.  All fees and expenses incident to the
          ---------------------
performance of or compliance with this Agreement by the Company and which are customarily paid by an issuer shall be borne by the Company whether or not any of the Registration Statement becomes effective and whether or not any of the Registrable Securities are transferred pursuant to the Registration Statement. Such fees and expenses shall include, without limitation, (a) all registration and filing fees (including, without limitation, fees and expenses (i) with respect to designation of the Registrable Securities as eligible for trading on applicable securities exchange or quotation system, and (ii) of compliance with securities or blue sky laws), (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing Prospectuses), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company in connection with the Company's performance of its obligations under this Agreement, (e) reasonable fees and disbursements of the Company's independent certified public accountants, (f) Securities Act liability insurance if the Company so desires such insurance, (g) fees and expenses of any underwriter participating in any disposition pursuant to the Registration Statement (excluding underwriting discounts and commissions), (h) fees and expenses of all other persons retained by the Company in connection with the performance by the Company of its duties under this Agreement, and (i) reasonable and documented fees and disbursements of Ropes & Gray, counsel to the Holders, not in excess of $35,000. Except as set forth in the preceding sentences of this paragraph, the Company shall not be responsible for paying the expenses of Holder, or its counsel, incurred in connection with the registration or approval of the Registration Statement or the transactions contemplated thereby by governmental agencies or authorities other than those administering applicable securities laws and applicable exchange or quotation system regulations. In addition, the Company will, in any event, bear its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation system on which similar securities issued by the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. Underwriting discounts, selling commissions and transfer taxes for each Holder and any other expenses incurred by each Holder not expressly included above shall be borne by each Holder.

     7.5  Limitations on Additional Registration Rights.  The Registration
          ---------------------------------------------
Statement filed in accordance with Section 7.2 may include other shares of the Company with respect to which registration rights have been granted, and may include shares of the Company being sold for the account of the Company; provided however, that such inclusions do not adversely affect the registration of the Registrable Securities.

     7.6  Delayed Registration; Resale Restricted After Effectiveness.
          -----------------------------------------------------------
     (a) In the event the Registration Statement required by this Agreement is not declared effective by the SEC within 90 days after Closing, the Company hereby agrees to pay to each Holder of Registrable Securities affected thereby a fee (the "Late Registration Fee") in an amount equal to one percent (1%) of the Purchase Price paid by such Holder for the Registrable Securities purchased by such Holder and not previously sold for each 30-day period after the end of such 90-day period. Such payments shall be pro-rated on a daily basis during each 30-day period. The parties agree that the Late Registration Fee represents a reasonable endeavor by the parties to estimate a fair compensation for the foreseeable losses that might result from the Registration Statement not being declared effective by the SEC within 90 days after the Closing. The Company shall pay the Holders such fee in cash on the earlier of either (i) the end of each 30-day period of such delay, or (ii) the effective date of the Registration Statement. Nothing herein shall limit the Holders' rights (i) to have the Registration Statement become or be declared effective by the SEC on or prior to 90 days after Closing in accordance with the terms of this Agreement, or (ii) to pursue actual damages for the Company's failure to have the Registration Statement declared effective on or prior to 90 days after Closing if and to the extent that such actual damages exceed the amount of the Late Registration Fee to be received by the Holders pursuant to this Section 7.6(a).

     (b)  If, at any time after the effectiveness of the Registration Statement,
(i) sales cannot be made thereunder due to the failure of the Company to maintain the effectiveness of the Registration Statement (other than the imposition by the Company of a Permissible Black-Out Period, as defined below) or (ii) the Common Stock is not listed or included for quotation on Nasdaq, the NYSE or AMEX, in each case for a period of 10 consecutive days, or 30 days in the aggregate during any 12-month period, the Company agrees to pay to each Holder of Registrable Securities affected thereby a fee (the "Resale Restriction Fee") in an amount equal to one percent (1%) of the Purchase Price paid by such Holder for the Registrable Securities purchased by such Holder and not previously sold for each 10 consecutive day period or 30-day period, as the case may be, following the effectiveness of the Registration Statement that sales cannot be made or that the Common Stock is not so listed or included for quotation. Such payments shall be pro-rated on a daily basis during each 10 consecutive day period or 30-day period, as the case may be. The parties agree that the Resale Restriction Fee represents a reasonable endeavor by the parties to estimate a fair compensation for the foreseeable losses that might result from the Registration

Statement not being continuously effective for the Effectiveness Period and the Common Stock not being listed or included for quotation on Nasdaq, the NYSE or AMEX. The Company shall pay the Holders such fee in cash in respect of each such 10 consecutive day period or 30-day period, as the case may be, immediately following the conclusion of any such 10 consecutive day period or 30-day period. Nothing herein shall limit the Holders' rights (i) to have the Registration Statement remain continuously effective for the Effectiveness Period or have the Common Stock listed or included for quotation on Nasdaq, the NYSE or AMEX in accordance with the terms of this Agreement, or (ii) to pursue actual damages for the Company's failure to maintain the continuous effectiveness of the Registration Statement during the Effectiveness Period or failure to maintain the listing or inclusion for quotation of the Common Stock on Nasdaq, the NYSE or AMEX if and to the extent that such actual damages exceed the amount of the Resale Restriction Fee to be received by the Holders pursuant to this Section 7.6(b). For purposes of this Section 7.6(b), a "Permissible Black-Out Period" means a Black-Out Period that does not last more than 30 days, that is not imposed by the Company more than twice during any 12-month period and that does not follow a prior Black-Out Period by less than 30 days.

     7.7  Indemnification.
          ---------------
     (a)  By the Company.  To the maximum extent permitted by law, the Company
          --------------
will indemnify and hold harmless each Holder of Registrable Securities, each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, their respective officers, directors, partners, members, stockholders and trustees, each underwriter, if any, of Registrable Securities, their officers and directors, and each person, if any, who controls such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses (joint or several) (collectively "Losses") to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (any of the following, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law. The Company will reimburse each such Holder or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses (or action in respect thereof); provided, however,
                                                          --------  -------
that the indemnity agreement contained in this Section 7.7 shall not apply to amounts paid in settlement of any such Losses (or action in respect thereof) if such settlement is effected without the consent of the Company (in which case the parties shall first have met and conferred in good faith regarding such settlement), nor shall the Company be liable in any such case for any such Losses (or action in respect thereof) to the extent that they arise out of or are based upon a Violation which arises out of or is based upon information furnished in writing expressly for use in connection with such registration by any such Holder or controlling person, as the case may be; provided, further, that the Company will not be liable to any Holder or controlling person or underwriter, as the case may be with respect to any Losses arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any preliminary prospectus which is corrected in an amended, supplemented or final prospectus if the purchaser asserting such Losses purchased from such Holder or underwriter, as applicable, and was not, due to the fault of such Holder or underwriter, sent or given a copy of such amended, supplemented or final prospectus at or prior to the sale of Registrable Securities to such purchaser.

     (b)  By Holders.  To the maximum extent permitted by law, each Holder
          ----------
(severally, but not jointly) will, if Registrable Securities held by such Holder are included in the Registrable Securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of Registrable Securities, and each person who controls the Company or such underwriter within the meaning of the Securities Act or the Exchange Act, against any Losses to which the Company or any such director or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation arises out of or is based upon information furnished by such Holder in writing expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company, any such underwriter or any such controlling person in connection with investigating or defending any such Losses (or actions in respect thereof); provided, however, that the indemnity agreement
                                 --------  -------
contained in this Section 7.7(b) shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of the Holder (in which case the parties shall first have met and conferred in good faith regarding such settlement). Each Holder's liability under this Section 7.7(b) shall not exceed the net proceeds received by such Holder from the sale of Registrable Securities held by such Holder included in such registration, qualification or compliance.

    (c)  Procedures.  Each party entitled to indemnification under this Section
         ----------
7.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed). Without limiting the generality of the foregoing, if the Indemnified Party has been advised in writing by its counsel that representation of both the Indemnified and Indemnifying Party by the same counsel would be inappropriate under standards of professional conduct due to actual or potential differing interests, with respect to such claim or litigation, the Indemnifying Party shall bear the expense of another counsel who shall represent the Indemnified Party and any other persons or entities who have indemnification rights from the Indemnifying Party hereunder, with respect to such claim or litigation, and shall be selected as provided in the first sentence of this
Section 7.7(c). The Indemnified Party may participate in such defense at such party's expense (except to the extent that the Indemnifying Party is required to pay the expense of such counsel pursuant to this Section 7.7(c)), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent such failure is prejudicial to the Indemnifying Party in defending such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

    (d)  Contribution.  If the indemnification provided for in this Section 7.7
         ------------
is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party (on the one hand) and of the Indemnified Party (on the other) in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying

Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Holder's liability under this Section 7.7(d) shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities held by such Holder included in such registration.

    7.8  Information Requirements.  The Company shall file in a timely manner
         ------------------------
the required to be filed by it under the Securities Act and the Exchange Act, and if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act and pursuant to Form S-3 or any similar short form registration statement. The Company further covenants that it will cooperate with any Holder and take such further action as such Holder may reasonably request (including without limitation making such representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements. The Company shall file in a timely manner the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to any Securities Act registration form used in connection with any registration effected pursuant hereto in order to allow the Company to be eligible to file registration statements on such form. The Company shall use commercially reasonable efforts to maintain its listing on Nasdaq for three years from the Closing Date.

    7.9   Underwriting.  Holders representing a majority of the outstanding
          ------------
Registrable Securities may request the Company to file a registration statement on Form S-3 with respect to an underwritten offering of securities (in which event a majority of the initiating Holders may select the managing underwriter for such underwritten offering, to be reasonably acceptable to the Company) or with respect to plans of distribution not involving sales to and through underwriters. Other holders of securities of the Company will have the right to include securities held by them in a registration statement requested by the initiating Holders only with respect to an underwritten offering of securities; provided, however, that such inclusions do not adversely affect the registration and sale of the Registrable Securities. In the event of any underwritten public offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                                   Section 8

                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                         COMPLIANCE WITH SECURITIES ACT

    8.1  Restrictions on Transferability.  The Shares shall not be transferable
         -------------------------------
in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement.

    8.2  Restrictive Legend.  Each certificate representing the Shares shall
         ------------------
bear substantially the following legend (in addition to any legends required under applicable securities laws):

    THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

    8.3  Transfer of Shares After Registration.  Each Purchaser hereby covenants
         -------------------------------------
with the Company not to make any sale of the Shares except either (a) in accordance with the Registration Statement, in which case such Purchaser covenants to comply with the requirement of delivering a current prospectus, (b) in accordance with Rule 144, in which case such Purchaser covenants to comply with Rule 144, or (c) in accordance with another exemption from the registration requirements of the Securities Act. The legend set forth in Section 8.2 will be removed from a certificate representing the Shares following and in connection with any sale of the Shares pursuant to subsection (a) or (b) hereof, but not in connection with any sale of Shares pursuant to subsection (c) hereof, and also will be removed at such time that the Shares may be sold under Rule 144 without restriction as to volume and manner of sale.

    8.4  Purchaser Information.  Each Purchaser covenants that it will promptly
         ---------------------
notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser, under the heading "Selling Stockholders" or "Plan of Distribution" or elsewhere.

                                   Section 9

                                INDEMNIFICATION

The Company will indemnify, defend, protect, and hold harmless the Purchasers and all of their respective stockholders, trustees, officers, directors, employees and direct or indirect investors and any of their respective agents, counsel or other representatives (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (regardless of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), which may be incurred by any Indemnitee or which may be asserted against any Indemnitee as a result of, or arising out of, or relating to (a) any breach of any representation or warranty made by the Company herein or in any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained herein or in any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance, breach or enforcement of this Agreement by the Company. To the extent that the foregoing undertaking by the Company is unenforceable for any reason, the Company will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

                                  Section 10

                                 MISCELLANEOUS

    10.1  Survival of Representations, Warranties and Agreements.  The
          ------------------------------------------------------
representations and warranties of the Company in Section 3 hereof and the representations and warranties of the Purchasers in Section 4 hereof shall survive the purchase of the Shares for a period of 24 months following the Closing. No independent investigation of the Company by any Purchaser, its counsel, or any of its agents or employees, shall in any way limit or restrict the scope of the representations and warranties made by the

Company in this Agreement. All covenants and agreements set forth herein shall survive the Closing without limitation, except as otherwise specifically provided herein.

    10.2  Construction. The Company and the Purchasers have participated jointly
          ------------
in the negotiation and drafting of this Agreement. No presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

    10.3  Notices.  Any notice, request, demand, waiver, consent, approval or
          -------
other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy, telegram or by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

          If to the Company:

          Vidamed, Inc.
          46107 Landings Parkway
          Fremont, California 94538
          Attention:  Chief Financial Officer


          With a copy to:

          Oppenheimer Wolff & Donnelly LLP
          1400 Page Mill Road
          Palo Alto, CA  94304
          Attn:  Tom C. Thomas
          Telephone:  (650) 320-4000
          Facsimile:    (650) 320-4100

          If to a Purchaser, at the address for such Purchaser set forth on Exhibit A hereto.
          ---------

    10.4  Successors and Assigns.  The provisions of this Agreement shall be
          ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    10.5  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

    10.6  Severability.  The parties agree that (a) the provisions of this
          ------------
Agreement shall be severable in the event that any provision hereof is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable,
(b) such invalid, void or otherwise unenforceable provision shall be automatically replaced by another provision which is as similar as possible in terms to such invalid, void or otherwise unenforceable provision but which is valid and enforceable, and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

    10.7  No Third Party Beneficiaries.  Nothing herein expressed or implied is
          ----------------------------
intended or should be construed to confer upon or give to any person other than the parties hereto and their successors and assigns any rights or remedies under or by reason of this Agreement.

    10.8  Entire Agreement.  This Agreement constitutes the entire understanding
          ----------------
of the parties with respect to the subject matter hereof, and supersedes any prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

    10.9  Amendment and Waiver.  The parties may, by mutual agreement, amend
          --------------------
this Agreement in any respect in a writing executed by each party, and any party, as to such party, may waive any of its rights hereunder. To be effective, any such waiver must be in writing and be signed by the party providing such waiver. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The waiver by any party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar.

    10.10 Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

    10.11  Headings.  The headings preceding the text of the sections and
           --------
subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

    10.12  Public Announcement.  The Company will not issue any press release or
           -------------------
public announcement listing the Purchasers as purchasers of the Shares without each Purchaser's written consent (such consent not to be unreasonably withheld), except as may be required by applicable law (including applicable SEC rules and regulations) or stock exchange regulation, and except for information contained in the Registration Statement.

    10.13  Further Assurances.  Each party to this Agreement shall do and
           ------------------
perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

    10.14  Expenses. Each Purchaser and the Company shall each pay their own
           --------
expenses incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein; provided, however, that upon the Closing the Company will pay the reasonable, documented legal fees and expenses of counsel for the Purchasers, up to a maximum of $35,000.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

                         VIDAMED, INC.


                              /s/ Randy D. Lindholm
                         ---------------------------------
                         Name:    Randy D. Lindholm
                              ----------------------------
                         Title:   President and CEO
                               ---------------------------

                         PURCHASERS:

                         BROOKSIDE CAPITAL PARTNERS FUND, L.P.



                              /s/ Ed Brakeman
                         ---------------------------------
                         Name:    Ed Brakeman
                              ----------------------------
                         Title:   Managing Director
                               ---------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

                         VIDAMED, INC.



                              /s/ Randy D. Lindholm
                         ---------------------------------
                         Name:    Randy D. Lindholm
                              ----------------------------
                         Title:   President and CEO
                               ---------------------------

                         MEDTRONIC ASSET MANAGEMENT, INC.



                              /s/ Michael D. Ellwein
                         ---------------------------------
                         Name:    Michael D. Ellwein
                              ----------------------------
                         Title:   V.P. and COO
                               ---------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

                         VIDAMED, INC.



                              /s/ Randy D. Lindholm
                         ---------------------------------
                         Name:    Randy D. Lindholm
                              ----------------------------
                         Title:   President and CEO
                               ---------------------------

                         CIRCLE F VENTURES, LLC


                              /s/ Hayden R. Fleming
                         ---------------------------------
                         Name:  Hayden R. Fleming
                         Title:  President

                         HAYDEN R. FLEMING AND LADONNA M. FLEMING
                         REVOCABLE TRUST


                              /s/ Hayden R. Fleming
                         ---------------------------------
                         Name:  Hayden R. Fleming
                         Title:  Trustee

           [Signatures of Additional Purchasers on subsequent pages]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

                         VIDAMED, INC.


                              /s/ Randy D. Lindholm
                         ---------------------------------
                         Name:    Randy D. Lindholm
                              ----------------------------
                         Title:   President and CEO
                               ---------------------------

                         ZESIGER CAPITAL GROUP, LLC
                         as agent and attorney-in-fact



                              /s/ Lisa Hess
                         ---------------------------------
                         Name:    Lisa Hess
                              ----------------------------
                         Title:   Managing Director
                               ---------------------------

                         For:

                         Public Employee Retirement System of Idaho
                         NFIB Serp Assets
                         City of Stamford Firemen's Pension Fund
                         Asphalt Green, Inc.
                         A. Carey Zesiger
                         Alexa L. Zesiger
                         David Zesiger
                         Jeanne L. Morency
                         Psychology Associates
                         Leonard Kingsley
                         Peter Looram
                         Mary C. Anderson
                         William M. and Miriam F. Meehan Foundation, Inc. Nicola Z. Mullen
                         Theeuwes Family Trust, Felix Theeuwes Trustee William B. Lazar
                         Albert L. Zesiger

                                                                       Exhibit A
                                                                       ---------

                             SCHEDULE OF PURCHASERS


                                                                     Total                Aggregate
                                                               Number of Shares        Purchase Price
                                                             ---------------------  ---------------------

Brookside Capital Partners Fund, L.P.                                    2,500,000             $5,000,000

Medtronic Asset Management, Inc.                                           800,000             $1,600,000

Zesiger Capital Group LLC managed accounts:
   Public Employee Retirement System of Idaho                               75,000             $  150,000
   NFIB Serp Assets                                                         25,000             $   50,000
   City of Stamford Firemen's Pension Fund                                 100,000             $  200,000
   Asphalt Green, Inc.                                                      12,500             $   25,000
   A. Carey Zesiger                                                         25,000             $   50,000
   Alexa L. Zesiger                                                         25,000             $   50,000
   David Zesiger                                                            25,000             $   50,000
   Jeanne L. Morency                                                        25,000             $   50,000
   Psychology Associates                                                    12,500             $   25,000
   Leonard Kingsley                                                         25,000             $   50,000
   Peter Looram                                                             25,000             $   50,000
   Mary C. Anderson                                                         50,000             $  100,000
   William M. and Miriam F. Meehan Foundation, Inc.                         25,000             $   50,000
   Nicola Z. Mullen                                                         25,000             $   50,000
   Theeuwes Family Trust, Felix Theeuwes Trustee                            75,000             $  150,000
   William B. Lazar                                                         25,000             $   50,000
   Albert L. Zesiger                                                        50,000             $  100,000

Circle F Ventures, LLC                                                     400,000             $  800,000

Hayden R. Fleming and LaDonna M. Fleming Revocable Trust                   100,000             $  200,000

Total                                                                    4,425,000             $8,850,000

                                                                       Exhibit B
                                                                       ---------



              Form of Opinion of Oppenheimer Wolff & Donnelly LLP

                                [OWD Letterhead]



November 20, 2000

To the Purchasers
Listed on Exhibit A to the Purchase Agreement
Described Herein

Ladies and Gentlemen:

We have acted as counsel to VidaMed, Inc., a Delaware corporation (the "Company"), in connection with the sale by the Company of up to 4,425,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), pursuant to the Purchase Agreement dated as of November 16, 2000 (the "Purchase Agreement") among the Company and each of the persons or entities listed on the Schedule of Purchasers attached thereto as Exhibit A (each, a "Purchaser" and collectively, the "Purchasers"). This opinion is furnished to you pursuant to Section 5.5 of the Purchase Agreement. Capitalized terms used in this opinion are as defined in the Purchase Agreement unless otherwise specifically provided herein.

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents we have deemed necessary or appropriate as a basis for the opinions expressed herein.
As to the various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon officers of the Company and upon statements of fact, as opposed to conclusions of law, contained in the Purchase Agreement.

In our examination of such documents, we have assumed, in addition to the other assumptions set forth herein, that all signatures on all documents submitted to us are genuine, all documents submitted to us as originals are accurate and complete and all documents submitted to us as copies are true, correct and complete copies of originals thereof. In making our examination of documents executed by parties other than the Company, we have assumed that such parties have all necessary corporate or other power, authority and legal right and capacity to execute and deliver such documents and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action of the execution and delivery of such documents by such parties.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to execute and deliver the Purchase Agreement and to perform the actions contemplated thereby.

     2. The Shares have been duly authorized and, when issued, delivered and paid for in compliance with the provisions of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

     3. The Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

     4. The execution, delivery and performance of and compliance with the Purchase Agreement, and the issuance of the Shares, have not resulted and will not result in a violation of, or conflict with, or constitute a default under, the Company's Certificate of Incorporation or Bylaws, any provision of applicable law, or to our knowledge, any material contract attached as an exhibit to the SEC Reports to which the Company is a party or by which the Company is bound.

     5. Subject to the accuracy of the Purchasers' representations and warranties in Section 4 of the Purchase Agreement, the offer, sale and issuance of the Shares by the Company to the Purchasers pursuant to the terms of the Purchase Agreement are exempt from the registration requirements of the Securities Act, as now in effect.

In addition to the qualifications and limitations set forth above, the opinions expressed herein are subject to the following qualifications and limitations:

     (a) We express no opinion with respect to laws other than those of the State of Delaware and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     (b) To the extent that the opinions expressed above relate to the enforceability of any agreement or document referred to herein, the opinions are subject to, and may be limited by, applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) Our opinion is subject to the effect of generally applicable laws that
     (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness,
     (iii) provide that forum selection clauses in contracts are not necessarily binding on courts, (iv) limit the availability of a remedy under certain circumstances where another remedy has been elected, (v) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (vi) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs, (vii) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occurs by the date stated in the contract, (viii) may limit the enforceability of provisions restricting competition, the solicitation of customers or employees, the use of disclosure of information or other activities in restraint of trade and (ix) may require mitigation of damages.

     (d) Whenever our statements herein with respect to the existence or absence of facts is qualified by the phrase "to our knowledge" or some other similar phrase, it is intended to indicate that, during the course of our representation, no information that would give us actual knowledge of the existence or absence of such facts has come to the attention of those persons in this firm who have rendered legal services to the Company in connection with the representation described above. We have not, however, undertaken any independent investigation to determine the existence or absence of such facts, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of Company.

     (e) In giving the opinion expressed in paragraph 5 above concerning the exemption under the Securities Act of the issuance of the Shares, we have assumed that (i) neither the Company nor any person acting on its behalf offered or sold the Shares by any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act; (ii) the representations and warranties of the Purchasers in Section 4 of the Agreement are true and accurate in all respects; and
     (iii) any person or entity that purchases securities after the date hereof in a transaction that can be "integrated" with the sales of the Shares will be an accredited investor as that term is defined in Rule 501(a) of Regulation D under the Securities Act, as of the date of such purchase.

     (f) We express no opinions as to the Company's compliance or noncompliance with applicable federal or state antifraud statutes, laws, rules and regulations.

We are furnishing this opinion to you solely for your benefit in connection with the above-described transactions. It is not to be used, circulated, quoted or otherwise referred to for any other purpose, and no one other than the addressees hereof are entitled to rely on this opinion. This opinion speaks only as of the date above written, and we hereby expressly disclaim any duty to update any of the statements made herein.

Very truly yours,

OPPENHEIMER WOLFF & DONNELLY LLP

                                 VIDAMED, INC.

                         Form of Compliance Certificate
                         ------------------------------

    The undersigned, Randy Lindholm, being the duly elected President and Chief Executive Officer of VidaMed, Inc., a Delaware corporation (the "Company"), and John Howe, being the duly elected Vice President, Finance and Chief Financial Officer of the Company, pursuant to Section 5.3 of the Purchase Agreement dated as of November 16, 2000 (the "Purchase Agreement") among the Company, Brookside Capital Partners Fund, L.P., Medtronic Asset Management, Inc., Zesiger Capital Group, LLC, Circle F Ventures and other investor parties thereto, hereby certify on behalf of the Company that:

    1. Capitalized terms not otherwise defined herein have the meaning assigned in the Purchase Agreement.

    2. The representations and warranties made by the Company in Section 3 of the Purchase Agreement are true and correct on this date with the same effect as though made on this date.

    3. The Company has performed and complied with all covenants, agreements or conditions required by the Purchase Agreement to be performed and complied with in all material respects prior to or as of the date hereof.

    4. There have been no materially adverse changes in the assets, liabilities, financial condition, business or operations of the Company from that reflected in the Financial Statements.

Dated:   November 20, 2000


                           ______________________________________
                           Randy Lindholm
                           President and Chief Executive Officer



                           ______________________________________
                           John F. Howe
                           Vice President, Finance and Chief Financial Officer